AMENDMENT TO EMPLOYMENT AGREEMENT


        This AMENDMENT TO EMPLOYMENT AGREEMENT ("Agreement"), dated September 17, 1997 between Robert J. Skandalaris, whose address is 2169 Tottenham, Bloomfield Hills, MI 48304 ("Employee" and/or "Skandalaris") and Noble International, Ltd., whose address is 33 Bloomfield Hills Parkway, Ste. 155, Bloomfield Hills, MI 48304, a Michigan corporation (the "Company"), to be effective March 1, 1997.

RECITALS

        A. On or about April 2, 1997, Employee entered into an Employment Agreement with Company (the "Agreement").

        B.      On or about June, 1997 the Employment Agreement was amended.

        C. Employee and Company have agreed to amend the Agreement to modify certain provisions of the Agreement.

        NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and representations set forth in this Agreement, the Company and Employee agree as follows:

        1. Non-Compete. The parties hereby agree that Article 4.01 of the Agreement is amended as follows:

        4.01 Non-Competition. For the period commencing on the date that Employee's employment with the Company terminates, either voluntarily or involuntarily, and ending on the third anniversary thereof (unless the Employee is terminated by the Company other than for Cause (as defined in Article III), in which case for the period commencing on the date the Company terminates the Employee and ending on the first anniversary thereof) Employee shall not (i) own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder (other than ownership of not more than 5% of any class of securities of a publicly traded entity which engages in a Competing Activity, as defined herein), director, officer, executive, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, with any entity which engages in any business which directly or indirectly competes with the business of the Company or the Subsidiaries ("Competing Activity"), or (ii) directly or indirectly as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, solicit or hire (in connection with or to be involved in any Competing Activity) any person employed in the Company's or the Subsidiaries' business on or after the date hereof.

        2. Continuation. Except as provided herein, the Agreement shall continue in full force and effect.



        3. Conflict. In the event that the terms of this Amendment conflict with the terms of the Agreement the terms of this Amendment shall control.

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AGREED TO AND ACKNOWLEDGED the day and year set forth above.

NOBLE INTERNATIONAL, LTD.                          ROBERT J. SKANDALARIS

/s/ Richard V. Balgenorth                          /s/ Robert J. Skandalaris
-------------------------------                    ----------------------------

By: Richard V. Balgenorth
Its: Chief Financial Officer